EXHIBIT 21.1
American Midstream Partners, LP
List of Subsidiaries

Jurisdiction of
Name	Organization
American Midstream, LLC	Delaware
American Midstream (Alabama Gathering), LLC	Alabama
American Midstream (Alabama Intrastate), LLC	Alabama
American Midstream (AlaTenn), LLC	Alabama
American Midstream Bakken, LLC	Delaware
American Midstream (Bamagas Intrastate), LLC	Delaware
American Midstream Blackwater, LLC	Delaware
American Midstream (Burns Point), LLC	Delaware
American Midstream Chatom, LLC	Delaware
American Midstream Chatom Unit 1, LLC	Delaware
American Midstream Chatom Unit 2, LLC	Delaware
American Midstream Costar, LLC	Delaware
American Midstream East Texas Rail, LLC American Midstream EnerTrade, LLC*	Delaware Delaware
American Midstream Gas Solutions GP, LLC	Delaware
American Midstream Gas Solutions LP, LLC	Delaware
American Midstream Gas Solutions, LP	Delaware
American Midstream (Lavaca), LLC	Delaware
American Midstream (Louisiana Intrastate), LLC	Delaware
American Midstream Madison, LLC	Delaware
American Midstream Marketing, LLC	Delaware
American Midstream Mesquite, LLC	Delaware
American Midstream (Midla), LLC	Delaware
American Midstream (Mississippi), LLC	Delaware
American Midstream Offshore (Seacrest), LP	Texas
American Midstream Onshore Pipelines, LLC	Delaware
American Midstream Permian, LLC	Delaware
American Midstream Republic, LLC	Delaware
American Midstream (SIGCO Intrastate), LLC	Delaware
American Midstream (Tennessee River), LLC	Alabama
American Midstream Transtar Gas Processing, LLC*	Delaware
Blackwater Georgia, LLC	Georgia
Blackwater Harvey, LLC	Delaware
Blackwater Investments, Inc.	Delaware
Blackwater Maryland, LLC	Maryland
Blackwater Midstream Corp.	Nevada
Blackwater New Orleans, LLC	Louisiana
Centana Gathering, LLC	Delaware
Centana Oil Gathering, LLC	Delaware
High Point Gas Gathering, LLC	Texas
High Point Gas Gathering Holdings, LLC	Delaware
High Point Gas Transmission, LLC	Delaware
High Point Gas Transmission Holdings, LLC	Delaware
Main Pass Oil Gathering Company*	Delaware
Mid Louisiana Gas Transmission, LLC	Delaware
*Not wholly owned